EXHIBIT 23.2
               CONSENT OF INDEPENDENT AUDITORS
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R. E. Bassie & Co., P.C.
Certified Public Accountants
A Professional Corporation
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                    7171 Harwin Drive, Suite 306
                    Houston, Texas 77036-2197
                    Tel: (713) 266-0691
                    Fax: (713) 266-0692
                    E-Mail: Rebassie@aol.com
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December 18, 2000
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Pangea Petroleum Corporation
6776 Southwest Freeway, Suite 620
Houston, Texas 77074
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We have reviewed, in accordance with standards
established by the American Institute of Certified Public Accountants, the unaudited interim financial information of Pangea Petroleum Corporation for the periods ended
June 30, 2000 and 1999, as indicated in our reports
dated August 11, 2000 and October 20, 2000 respectively. Because we did not perform an audit, we expressed no opinion on that information.
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We are aware that our report referred to above, which was
included in your Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000 and September 30, 2000 is being used in this Registration Statement.
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We also are aware that the aforementioned reports,
pursuant to Rule 436(c) under the Securities Act of 1933,
is not considered a part of the Registration Statement
(Form S-8) prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.
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/s/ R. E. Bassie & Co., P.C.
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